Plymouth REIT Supplemental Information Second Quarter 2025 Plymouth Industrial REIT, Inc. NYSE: PLYM Q2 2025 Supplemental | Exhibit 99.2

Table of Contents Q2 2025 Supplemental | Table of Contents  Executive Summary 4 Company Overview, Management, Board of Directors, and Investor Relations 4 Portfolio Snapshot 5 Total Acquisition and Replacement Cost by Market 5 Acquisition Activity 6 Development Projects 7 Value Creation Examples 8 Guidance 9 Financial Information  Consolidated Balance Sheets 11 Consolidated Statements of Operations 12 Non-GAAP Measurements 13 Same Store Net Operating Income (NOI) 15 Debt Summary 16 Capitalization and Capital Markets Activity 17 Net Asset Value Components 18 Joint Venture 19 Rentable Square Feet and Annualized Base Rent by Market 20 Operational & Portfolio Information  Leasing Activity: Lease Renewals and New Leases 22 Leasing Activity: Lease Expiration Schedule & % of Annual Base Rent Expiring 23 Leased Square Feet and Annualized Base Rent by Tenant Industry 24 Leased Square Feet and Annualized Base Rent by Type 25 Top 10 Tenants by Annualized Base Rent 26 Lease Segmentation by Size 27 Capital Expenditures 28 Appendix  Glossary 30

Forward-Looking Statements This Supplemental Information contains forward-looking statements that are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended and of Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements in this Supplemental Information do not constitute guarantees of future performance. Investors are cautioned that statements in this Supplemental Information, which are not strictly historical statements and include, without limitation, statements regarding management's plans, objectives and strategies, constitute forward-looking statements. Such forward-looking statements are subject to a number of known and unknown risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statement, many of which may be beyond our control, including, without limitation, those factors described under the captions “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “seek,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. Any forward-looking information presented herein is made only as of the date of this Supplemental Information, and we do not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise. Q2 2025 Supplemental | Disclaimers Definitions and Reconciliations For definitions of certain terms used throughout this Supplemental Information, including certain non-GAAP financial measures, refer to the Glossary on pages 30-35. For reconciliations of the non-GAAP financial measures to the most directly comparable U.S. GAAP measures, refer to page 13-14. Return to Index References herein to “we,” “us,” and “our” refer to Plymouth Industrial REIT Inc. (“Plymouth” or the “Company”)

Company Overview Plymouth Industrial REIT, Inc. (NYSE: PLYM) is a full service, vertically integrated real estate investment company focused on the acquisition, ownership, and management of single and multi-tenant industrial properties. Our mission is to provide tenants with cost effective space that is functional, flexible and safe. Q2 2025 Supplemental | Executive Summary 1 The analysts listed provide research coverage on the Company. Any opinions, estimates or forecasts regarding the Company's performance made by these analysts are theirs alone and do not represent opinions, estimates or forecasts by the Company or its management. The Company does not by reference above imply its endorsement of or concurrence with such information, conclusions or recommendations. Management, Board of Directors, Investor Relations, and Equity RESEARCH Coverage Corporate 20 Custom House Street 11th Floor Boston, Massachusetts 02110 617.340.3814 www.plymouthreit.com Investor Relations Ethan Farris IR@plymouthreit.com Continental Stock Transfer & Trust Company 1 State Street, 30th Floor New York, NY 10004 212.509.4000 Executive Management Jeffrey E. Witherell Chief Executive Officer and Chairman Anthony J. Saladino President and Chief Financial Officer James M. Connolly Executive Vice President Asset Management Lyndon J. Blakesley Senior Vice President and Chief Accounting Officer Benjamin P. Coues Senior Vice President and Head of Acquisitions Anne A. Hayward, ESQ. Senior Vice President and General Counsel Daniel R. Heffernan Senior Vice President Asset Management Scott L. Robinson Senior Vice President Corporate Development Board of Directors Philip S. Cottone Independent Director Richard DeAgazio Independent Director David G. Gaw Lead Independent Director John W. Guinee Independent Director Board of Directorsf Di Caitlin Murphy Independent Director Robert Stephenson Independent Director Pendleton P. White, Jr. Director Jeffrey E. Witherell Chief Executive Officer and Chairman Equity Research Coverage1 Baird Nicholas Thillman 414.298.5053 Barclays Brendan Lynch 212.526.9428 BMO Capital Markets John Kim 212.885.4115 BNP Paribas Exane Nate Crossett 646.725.3716 Colliers Securities Barry Oxford 203.961.6573 JMP Securities Mitch Germain 212.906.3537 J.P. Morgan Mike Mueller 212.622.6689 KeyBanc Capital Markets Todd Thomas 917.368.2375 Truist Securities Anthony Hau 212.303.4176 Investor Conference Call and Webcast The Company will host a conference call and live audio webcast, both open for the general public to hear, on August 7, 2025 at 9:00 a.m. Eastern Time. The number to call for this interactive teleconference is (844) 784-1727 (international callers: (412) 717-9587). A replay of the call will be available through August 14, 2025 by dialing (877) 344-7529 and entering the replay access code, 1549034. Return to Index

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PLYMOUTH REIT

Highlights

As of June 30, 2025

Wholly-owned Portfolio Snapshot

Number of Properties	148
Number of Buildings	226
Square Footage	32,069,997
Portfolio Occupancy	94.6%
Same-Store Occupancy	95.0%
WA Lease Term Remaining (yrs.)[1]	2.9
Multi-Tenant as % of ABR	62.1%
Single Tenant as % of ABR	37.9%
WA Annual Rent Escalators	~3.1%
Triple Net Leases as % of ABR	83.9%
Same Store NOI – Cash Basis Growth	4.1%
Q2 2025 Releasing Spread	10.0%
Dividend Yield[2]	6.0%

1 The average contractual lease term remaining as of the close of the reporting period (in years) weighted by square footage.
2 Based the Q2 2025 closing stock price of $16.06.

Total Acquisition and Replacement Cost by Market

($ in Thousands)

Market	State	# of Buildings	Rentable Square Feet	Total Acquisition Cost[1]	Replacement Cost[2]
Atlanta	GA	15	2,484,838	$ 147,588	$ 199,497
Boston	ME	2	268,713	19,023	40,729
Charlotte	NC	1	155,220	20,400	20,821
Cincinnati	OH, KY	32	3,811,960	201,159	330,539
Cleveland	OH	29	4,979,097	282,829	546,390
Columbus	OH	19	3,842,396	216,191	363,399
Indianapolis	IN	17	4,085,169	149,251	356,416
Jacksonville	FL, GA	29	2,185,316	159,621	226,330
Memphis	MS, TN	62	6,370,599	283,807	584,233
South Bend[3]	IN	6	667,000	26,001	37,830
St. Louis	IL, MO	14	3,219,689	213,787	325,818
Total	**11**	**226**	**32,069,997**	**$ 1,723,272**	**$ 3,032,002**

Unconsolidated[3]					
Chicago	IL, WI	34	5,957,335	$ 253,750	$ 681,276

1 Represents total direct consideration paid prior to the allocations per U.S. GAAP and the allocated costs in accordance with GAAP of development properties placed in-service.
2 Replacement cost is based on the Marshall & Swift valuation methodology for the determination of building costs. Replacement cost includes land reflected at the allocated cost in accordance with GAAP.
3 During Q4 2024, Plymouth contributed 34 of the 40 buildings in our Chicago market to the Chicago Joint Venture with Sixth Street. The remaining 6 buildings in the market more closely align with the CBRE defined market of South Bend, IN.

Q2 2025 Supplemental | 5

Q2 2025 Supplemental | Acquisition Activity 1 Represents total direct consideration paid rather than GAAP cost basis. 2 We define Projected Initial Yield as calculated by dividing the Company’s estimate of year 1 cash net operating income from the applicable property’s operations by the Purchase Price. Total Projected Initial Yield is weighted based on Purchase Price. 3 Calculated as Purchase Price divided by square footage. Return to Index Acquisitions ($ in Thousands)

Q2 2025 Supplemental | Development Projects As of June 30, 2025 The Company is a member organization of the Green Building Initiative (GBI), a nonprofit organization and American National Standards Institute (ANSI) Accredited Standards Developer dedicated to reducing climate impacts by improving the built environment. Founded in 2004, the organization is the global provider of the Green Globes and federal Guiding Principles Compliance certification and assessment programs. Completed buildings are included within portfolio occupancy and square footage metrics as of June 30, 2025. The total investment in completed developments is approximately $70 million. The initial cash NOI yields on development projects completed is 7.5%. Plymouth is progressing the construction on a 41,958-square-foot building on the last remaining plot in our Jacksonville, FL Liberty Business Park. The estimated investment is $5.7 million with a targeted completion date at year end 2025. Plymouth has partnered with the Green Building Initiative to align our environmental objectives with the execution of all new development and portfolio enhancement activities. Plymouth achieved a Three Green Globe certification on our Cincinnati development and a Two Green Globe certification on our completed developments in Boston, Jacksonville and Atlanta1. Return to Index

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Value Creation Examples

PLYMOUTH REIT

OHIO: New Acquisition



In June 2025, Plymouth acquired a 1.95 million square-foot, 21-building industrial portfolio across Columbus, Cincinnati, and Cleveland for $193.0 million. The portfolio is 97% leased to 75 tenants with a weighted average lease term of 2.5 years. In-place rents are ~22% below market, providing significant upside potential.

This transaction expands Plymouth's Ohio footprint to over 12 million square feet and aligns with its strategy of acquiring well-located, income-generating industrial assets with embedded growth. The portfolio will be managed out of Plymouth's Columbus office, further enhancing operational scale and leasing capabilities.

MEMPHIS: Recycling Capital


1640

Durning Q1 2025, sold a 33,688-square-foot flex building in Memphis, TN to an end user at a price of $2.4 million. The building was part of a portfolio Plymouth acquired in July 2024 for $100.5 million.

This was a non-core asset leased on a short-term basis to a tenant known to be vacating at year end. The sale proceeds will be retained within the portfolio to fund leasing activities and the ongoing conversion of a 106,000-square-foot call center building back to its original warehouse format to accommodate multiple industrial users.

CINCINNATI: Improved Credit / Increased Rent


EAST KEMPER ROAD
11540-11630 MOSTELLER ROAD
MOSTELLER ROAD

During the second quarter 2025, we executed and commenced a new 121,981-square-foot lease with a triple net recovery structure, expanding the tenant's footprint from 236,405 square feet to 358,386 square feet. The six-year lease reflects a 10% increase in rent over the prior rate and is supported by a material improvement in tenant credit quality.

The tenant is making a significant investment in the property, creating an opportunity for Plymouth to further extend both lease terms over a longer duration.

Q2 2025 Supplemental | 8

Q2 2025 Supplemental | Guidance As of August 4, 2025 Unaudited ($ in thousands, except per-share amounts) Plymouth affirmed its full year 2025 guidance range for Core FFO per weighted average common share and units previously issued on February 26, 2025 and updated its range for net income per weighted average common share and units and accompanying assumptions. Our 2025 guidance refers to the Company's in-place portfolio as of August 4, 2025 and includes prospective acquisition volumes as outlined above. Our 2025 guidance does not include the impact of any prospective dispositions or capitalization activities not yet executed or under contract. The Same Store Portfolio consists of 168 buildings aggregating 26,107,300 rentable square feet, representing approximately 81.4% of the total in-place portfolio square footage as of August 4, 2025. The Same Store projected performance reflects an annual NOI on a cash basis, excluding termination income. The Same Store Portfolio is a subset of the consolidated portfolio and includes properties that are wholly owned by the Company as of December 31, 2023. Includes non-cash stock compensation of $5.3 million for 2025. As of August 4, 2025, the Company has 45,044,088 common shares and units outstanding. Series C Preferred dividend includes cash and accrued (PIK) dividends at an annualized rate of 7.0%. Proportionate share of Core FFO adjustments from unconsolidated joint ventures reverses out the loss in investment of unconsolidated joint ventures recognized within the Statements of Operations and adds back the Company's proportionate share of Core FFO from the unconsolidated joint venture. Return to Index

Financial Information Q2 2025 Supplemental |

Q2 2025 Supplemental | Consolidated Balance Sheets Unaudited ($ in thousands) Return to Index See Glossary, page 33 and 34 for further information.

Q2 2025 Supplemental | Consolidated Statements of Operations Unaudited ($ and shares in thousands, except per-share amounts) See Glossary, page 35 for further information. Return to Index

Q2 2025 Supplemental | Non-GAAP Measurements Unaudited ($ and shares in thousands, except per-share amounts) See Glossary, page 35 for further information. Return to Index

Q2 2025 Supplemental | Non-GAAP Measurements (Continued) Unaudited ($ and shares in thousands, except per-share amounts) See Glossary, page 35 for further information. Return to Index

Q2 2025 Supplemental | Same Store Net Operating Income (NOI) Unaudited ($ and SF in thousands) . Return to Index On November 13, 2024, 34 properties located in and around the Chicago market were contributed to the Chicago Joint Venture for a purchase price of $356.6 million. The 5,957 square feet related to these properties is included in the total portfolio square footage for the periods ended June 30, 2024 and September 30, 2024. Had the Chicago Joint Venture square footage been excluded, the percentage of total square footage for Q2 2024 and Q3 2024 would be 93.8% and 90.2%, respectively. Represents the year-over-year change between the three months ended June 30, 2025 and three months ended June 30, 2024.

Q2 2025 Supplemental | Debt Summary As of June 30, 2025 Unaudited ($ in thousands) For the month of June 2025, the one-month term SOFR for our unsecured debt at a weighted average of 4.320% and the one-month term SOFR for our borrowings under the line of credit was at a weighted average of 4.316%. The spread over the applicable rate for the $100m, $150m, and $200m KeyBank Term Loans and KeyBank unsecured line of credit is based on the Company’s total leverage ratio plus the 0.1% SOFR index adjustment. The one-month term SOFR for the $100m, $150m and $200m KeyBank Term Loans was swapped to a fixed rate of 1.504%, 2.904%, and 1.527%, respectively. Debt assumed at acquisition. Return to Index

Q2 2025 Supplemental | Capitalization As of June 30, 2025 Unaudited ($ and shares in thousands, except per-share amounts) Total Debt is not adjusted for the amortization of debt issuance costs or fair market premiums or discounts. Total Debt includes the Company's pro rata share of unconsolidated joint venture debt in the amount of $61.0 million. Common shares and units outstanding include 490 units outstanding at the end of each quarter presented. Based on closing price as of last trading day of the quarter and common shares and units outstanding as of the period ended. As of June 30, 2025, our outstanding principal amount associated with drawn principal is $140,000 plus unpaid cash and PIK dividends of $2,724. The Liquidation Preference as of June 30, 2025 is $187,515. Market value of shares and units plus total debt and preferred units as of period end. Adjusted EBITDA includes an adjustment for the proportionate share of Adjusted EBITDA from unconsolidated joint ventures. Return to Index Note: During the second quarter of 2025, the Company acquired settled 805,394 shares of common stock at an average price per share of $16.26 under the Company’s previously announced share repurchase program. As of August 4, 2025, the Company has acquired and settled an additional 225,829 shares of common stock at an average price per share of $16.14.

Debt, Common Stock and Preferred Units  and Other Assets and Liabilities Developable Land   Net Operating Income  Q2 2025 Supplemental | Net Asset Value Components As of June 30, 2025 Unaudited ($ and shares in thousands) Note: We have made a number of assumptions with respect to the pro forma effects and there can be no assurance that we would have generated the projected levels of NOI had we actually owned the acquired properties and / or fully stabilized the repositioning / development properties as of the beginning of the period. Refer to Glossary in this Supplemental Information for a definition and discussion of non-GAAP financial measures. The Company’s 35% share of NOI from the Chicago joint venture. Represents the estimated incremental base rents from uncommenced new leases as if rent commencement had occurred as of the beginning of the period. Represents the estimated impact of acquisitions and dispositions as if they had been acquired at the beginning of the period. Represents the estimated impact of properties that are undergoing repositioning or lease-up and development properties placed in-service as if the properties were stabilized and rents had commenced as of the beginning of the period. Developable land represents acreage currently owned by us and identified for potential development. The developable gross leasable area (GLA) is based on the developable land area and a land to building ratio. Developable land and GLA are estimated and can change periodically due to changes in site design, road and storm water requirements, parking requirements and other factors. We have made a number of assumptions in such estimates and there can be no assurance that we will develop land that we own. Under construction represents projects for which vertical construction has commenced. Under development represents projects in the pre-construction phase. Common shares and units outstanding were 44,779,618 and 490,229 as of June 30, 2025 respectively. Return to Index

On November 13, 2024, the Company contributed 34 of its Chicago-area properties to a joint venture with Sixth Street Partners, LLC at a 6.2% capitalization rate for a total purchase price of approximately $356.6 million. The Company will retain a 35% ownership in the joint venture. Q2 2025 Supplemental | Chicago Joint Venture As of June 30, 2025 Unaudited ($ in thousands) The average contractual lease term remaining as of the close of the reporting period (in years) weighted by square footage. Return to Index

Q2 2025 Supplemental | Rentable Square Feet and Annualized Base Rent by Market As of June 30, 2025 Unaudited ($ in thousands) Inventory as defined by CoStar refers to the total square footage of buildings that have received a certificate of occupancy and are able to be occupied by tenants. It does not include space that is either planned, or under construction. Inventory square footage solely includes industrial buildings as of July 29, 2025. Our definitions of primary and secondary markets are based on this market inventory. Primary markets means metropolitan areas in the U.S, with more than 300 million square feet of inventory. While secondary markets consist of between 100 million and 300 million square feet of inventory. Annualized base rent is calculated as monthly contracted base rent as of June 30, 2025, multiplied by 12. Excludes rent abatements. Return to Index

Operational & Portfolio Information Plymouth Industrial REIT, Inc. NYSE: PLYM Q2 2025 Supplemental |

Lease Renewals and New Leases  Q2 2025 Supplemental | Leasing Activity As of June 30, 2025 Unaudited Note: Lease renewals and new lease activity excludes leases with terms less than six months, and leases associated with construction. 1 Shown as per dollar, per square foot, per year. 2 Executed leases scheduled to commence during 2025, which includes the second quarter activity, total an aggregate of 5,811,172 square feet, all of which are associated with terms of at least six months. The Company will experience a 13.0% increase in rental rates on a cash basis from these leases. 3 Excluding the effect of the previously announced executed two-year lease at our 769,500-square-foot Class A building in St. Louis that commenced on January 15, 2025, rental rates under these leases reflect a 13.3% increase on a cash basis with renewal leases reflecting a 12.2% increase on a cash basis and new leases reflecting a 17.9% increase on a cash basis. Return to Index

Lease Expiration Schedule (Wholly-owned portfolio) Q2 2025 Supplemental | Leasing Activity (continued) As of June 30, 2025 Unaudited Annualized base rent is calculated as monthly contracted base rent as of June 30, 2025, multiplied by 12. Excludes rent abatements. Calculated as annualized base rent set forth in this table divided by total annualized base rent as of June 30, 2025. Return to Index % of Annual Base Rent Expiring2

Q2 2025 Supplemental | Leased Square Feet and Annualized Base Rent by Tenant Industry As of June 30, 2025 Unaudited Inclusive of the wholly-owned portfolio only. Annualized base rent is calculated as monthly contracted base rent as of June 30, 2025, multiplied by 12. Excludes rent abatements. Includes over 20 tenant industries for which the total leased square feet aggregates to less than 250,000 square feet or 3% of ABR. Return to Index

Q2 2025 Supplemental | Leased Square Feet and Annualized Base Rent by Type As of June 30, 2025 Unaudited Note: Inclusive of the wholly-owned portfolio only. Annualized base rent is calculated as monthly contracted base rent as of June 30, 2025, multiplied by 12. Excludes rent abatements. Small bay industrial is inclusive of flex space totaling 603,134 leased square feet and annualized base rent of $7,403,968. Small bay industrial is multipurpose space; flex space includes office space that accounts for greater than 50% of the total rentable area. Return to Index

Q2 2025 Supplemental | Top 10 Tenants by Annualized Base Rent Note: Wholly-owned portfolio. Annualized base rent is calculated as monthly contracted base rent as of June 30, 2025, multiplied by 12. Excludes rent abatements. Inclusive of 319,500 square feet set to expire on December 31, 2025, while the remaining balance is set to expire on December 31, 2026. Tenant signed a lease for 429,456 square feet expiring on 12/31/2025, after which the lease converts to a month-to-month term. Return to Index As of June 30, 2025 Unaudited

Q2 2025 Supplemental | Lease Segmentation by Size As of June 30, 2025 Unaudited Total Leased % Excluding Repositioning excludes vacant square footage being refurbished or repositioned as of June 30, 2025. Annualized base rent is calculated as monthly contracted base rent as of June 30, 2025, multiplied by 12. Excludes rent abatements. In-Place + Uncommenced ABR calculated as in-place current annualized base rent as of June 30, 2025 plus annualized base rent for leases signed but not commenced as of June 30, 2025. In-Place + Uncommenced ABR per SF is calculated as in-place current rent annualized base rent as of June 30, 2025 plus annualized base rent for leases signed but not commenced as of June 30, 2025, divided by leased square feet plus uncommenced leased square feet. Return to Index

Q2 2025 Supplemental | Capital Expenditures Unaudited ($ in thousands) Return to Index Capital expenditures incurred after the joint venture closing are included in the unconsolidated joint venture table below.

Appendix Q2 2025 Supplemental |

This glossary contains additional details for sections throughout this Supplemental Information, including explanations and reconciliations of certain non-GAAP financial measures, and the reasons why we use these supplemental measures of performance and believe they provide useful information to investors. Additional detail can be found in our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, as well as other documents filed with or furnished to the SEC from time to time. Non-GAAP Financial Measures Definitions: Net Operating Income (NOI): We consider net operating income, to be an appropriate supplemental measure to net income in that it helps both investors and management understand the core operations of our properties. We define NOI as total revenue (including rental revenue and tenant recoveries) less property-level operating expenses. NOI excludes depreciation and amortization, income tax benefit, general and administrative expenses, impairments, loss in investment of unconsolidated joint ventures, gain on sale of real estate, interest expense, gain on financing transaction, unrealized gain from interest rate swap, and other non-operating items. Cash Net Operating Income (Cash NOI): We define Cash NOI as NOI excluding straight-line rent adjustments and amortization of above and below market leases. EBITDAre and Adjusted EBITDA: We define earnings before interest, taxes, depreciation and amortization for real estate in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). EBITDAre represents net income, computed in accordance with GAAP, before interest expense, income tax benefit, depreciation and amortization, gain on the sale of real estate, impairments, gain on financing transaction and unrealized gain from interest rate swap. Our proportionate share of EBITDAre for unconsolidated joint ventures is calculated to reflect EBITDAre on the same basis. We believe that EBITDAre is helpful to investors as a supplemental measure of our operating performance as a real estate company as it is a direct measure of the actual operating results of our industrial properties We calculate Adjusted EBITDA by adding or subtracting from EBITDAre the following items: (i) non-cash stock compensation, (ii) the proforma impacts of acquisition, dispositions and developments and (iii) non-cash impairments on real estate lease, (iv) adjustments for unconsolidated joint ventures. We believe that EBITDAre and Adjusted EBITDA are helpful to investors as supplemental measures of our operating performance as a real estate company as they are direct measures of the actual operating results of our industrial properties. EBITDAre and Adjusted EBITDA should not be used as measures of our liquidity and may not be comparable to how other REITs calculate EBITDAre and Adjusted EBITDA. Funds From Operations (FFO): Funds from operations, or FFO, is a non-GAAP financial measure that is widely recognized as a measure of a REIT’s operating performance, thereby, providing investors the potential to compare our operating performance with that of other REITs. We consider FFO to be an appropriate supplemental measure of our operating performance as it is based on a net income analysis of property portfolio performance that excludes non-cash items such as depreciation. The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time. Since real estate values rise and fall with market conditions, presentations of operating results for a REIT, using historical accounting for depreciation, could be less informative. In December 2018, NAREIT issued a white paper restating the definition of FFO. The purpose of the restatement was not to change the fundamental definition of FFO, but to clarify existing NAREIT guidance. The restated definition of FFO is as follows: Net Income (calculated in accordance with GAAP), excluding: (i) Depreciation and amortization related to real estate, (ii) Gains and losses from the sale of certain real estate assets, (iii) Gain and losses from change in control, and (iv) Impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. We define FFO, consistent with the NAREIT definition. Adjustments for unconsolidated joint ventures will be calculated to reflect FFO on the same basis. Other equity REITs may not calculate FFO as we do, and, accordingly, our FFO may not be comparable to such other REITs’ FFO. FFO should not be used as a measure of our liquidity and is not indicative of funds available for our cash needs, including our ability to pay dividends. Q2 2025 Supplemental | Glossary Return to Index

Non-GAAP Financial Measures Definitions (continued): Core Funds from Operations (Core FFO): We calculate Core FFO by adjusting FFO for items such as dividends paid or accrued to holders of our preferred stock and redeemable non-controlling interest, acquisition and transaction related expenses for transactions not completed, income tax benefit, gain on financing transaction, and unrealized gain from interest rate swap. We believe that Core FFO is a useful supplemental measure in addition to FFO by adjusting for items that are not considered by us to be part of the period-over-period operating performance of our property portfolio, thereby, providing a more meaningful and consistent comparison of our operating and financial performance during the periods presented below. As with FFO, our reported Core FFO may not be comparable to other REITs’ Core FFO, should not be used as a measure of our liquidity, and is not indicative of funds available for our cash needs, including our ability to pay dividends. Adjusted Funds from Operations attributable to common stockholders (AFFO): Adjusted funds from operations, or AFFO, is presented in addition to Core FFO. AFFO is defined as Core FFO, excluding certain non-cash operating revenues and expenses, capitalized interest and recurring capitalized expenditures. Recurring capitalized expenditures include expenditures required to maintain and re-tenant our properties, tenant improvements and leasing commissions. AFFO further adjusts Core FFO for certain other non-cash items, including the amortization or accretion of above or below market rents included in revenues, straight line rent adjustments, non-cash equity compensation, non-cash interest expense and adjustments for unconsolidated joint ventures. Our proportionate share of AFFO for unconsolidated joint ventures is calculated to reflect AFFO on the same basis. We believe AFFO provides a useful supplemental measure of our operating performance because it provides a consistent comparison of our operating performance across time periods that is comparable for each type of real estate investment and is consistent with management’s analysis of the operating performance of our properties. As a result, we believe that the use of AFFO, together with the required GAAP presentations, provide a more complete understanding of our operating performance. As with Core FFO, our reported AFFO may not be comparable to other REITs’ AFFO, should not be used as a measure of our liquidity, and is not indicative of funds available for our cash needs, including our ability to pay dividends. Net Debt and Preferred Stock to Adjusted EBITDA: Net debt and preferred stock (inclusive of preferred stock and redeemable non-controlling interest) to Adjusted EBITDA is a non-GAAP financial measure that we believe is useful to investors as a supplemental measure in evaluating balance sheet leverage. Net debt and preferred stock is equal to the sum of total consolidated and our pro rata share of unconsolidated joint venture debt less cash, cash equivalents, and restricted cash, plus preferred stock calculated at its liquidation preference as of the end of the period. Q2 2025 Supplemental | Glossary (continued) Return to Index

Other Definitions: GAAP: U.S. generally accepted accounting principles. Lease Type: We define our triple net leases in that the tenant is responsible for all aspects of and costs related to the property and its operation during the lease term. We define our modified net leases in that the landlord is responsible for some property related expenses during the lease term, but the cost of most of the expenses is passed through to the tenant. We define our gross leases in that the landlord is responsible for all aspects of and costs related to the property and its operation during the lease term. Non-Recurring Capital Expenditures: Non-recurring capital expenditures include capital expenditures of long-lived improvements required to upgrade/replace existing systems or items that previously did not exist. Non-recurring capital expenditures also include costs associated with repositioning a property, redevelopment/development and capital improvements known at the time of acquisition. Occupancy: We define occupancy as the percentage of total leasable square footage as the earlier of lease term commencement or revenue recognition in accordance to GAAP as of the close of the reporting period. Recurring Capital Expenditures: Recurring capitalized expenditures includes capital expenditures required to maintain and re-tenant our buildings, tenant improvements and leasing commissions. Replacement Cost: is based on the Marshall & Swift valuation methodology for the determination of building costs. The Marshall & Swift building cost data and analysis is widely recognized within the U.S. legal system and has been written into in law in over 30 U.S. states and recognized in the U.S. Treasury Department Internal Revenue Service Publication. Replacement cost includes land reflected at the allocated cost in accordance with Financial Accounting Standards Board ("FASB") ASC 805. Same Store Portfolio: The Same Store Portfolio is a subset of the consolidated portfolio and includes properties that are wholly-owned by the Company as of December 31, 2023. The Same Store Portfolio is evaluated and defined on an annual basis based on the growth and size of the consolidated portfolio. The Same Store Portfolio excludes properties that are classified as repositioning, lease-up during 2024 or 2025 (7 buildings representing approximately 1,211,000 of rentable square feet), placed into service during 2024 or 2025 and under contract for sale. For 2025, the Same Store Portfolio consists of 115 properties aggregating 26.1 million rentable square feet. Properties that are being repositioned generally are defined as those properties where a significant amount of space is held vacant in order to implement capital improvements that enhance the functionality, rental cash flows, and value of that property. We define a significant amount of space at a property using both the size of the space and its proportion to the properties total square footage as a determinate. Our computation of same store NOI may not be comparable to other REITs. Weighted Average Lease Term Remaining: The average contractual lease term remaining as of the close of the reporting period (in years) weighted by square footage. Q2 2025 Supplemental | Glossary (continued) Return to Index

Balance Sheet: Financing lease liability: As of June 30, 2025, we have a single finance lease in which we are the sublessee for a ground lease with a remaining lease term of approximately 31 years. Refer to our most recent Quarterly Report on Form 10-Q for expanded disclosure. Forward contract asset: Represented the fair market value of the Company's obligation to sell the additional 79,090 Series C Preferred Units within 270 days upon the execution of the Purchase Agreement. On May 28, 2025, the Company fully settled its forward contract upon issuing the remaining 79,090 Series C Preferred Units. Interest rate swaps: Represents the fair value of the Company's interest rate swaps. We minimize the credit risk in our derivative financial instruments by transacting with various high-quality counterparties. Our exposure to credit risk at any point is generally limited to amounts recorded as assets on the accompanying consolidated balance sheets. A summary of the Company's interest rate swaps and accounting are detailed in Note 7 of our most recent Quarterly Report on Form 10-Q. Investment of unconsolidated joint ventures: Represents our share of earnings (losses) related to our investment in an unconsolidated joint venture. The Isosceles Venture Agreement provided for liquidation rights and distribution priorities that were different from the Company’s stated ownership percentage based on total equity contributions. As such, the Company used the hypothetical-liquidation-at-book-value (“HLBV”) method to determine its equity in the earnings of the Chicago Joint Venture. The HLBV method is commonly applied to equity investments in real estate, where cash distribution percentages vary at different points in time and are not directly linked to an investor's ownership percentage. Net investment in sales-type lease: During Q1 2024, the tenant occupying a single-tenant industrial property located in Columbus, Ohio, provided notice of its intention to exercise its option to purchase the property at a fixed price of $21,480. As a result, we reclassified the respective real estate property to net investment in sales-type lease totaling $21,480 in our consolidated balance sheets, effective as of the date of tenant notice, in the following amounts: (i) $19,605 from Real estate properties, (ii) $8,094 from Accumulated depreciation, (iii) $877 from net Deferred lease intangible assets, and (iv) $1,062 from Other assets. Real estate assets/liabilities held for sale, net: On August 26, 2024, the Plymouth Industrial Operating Partnership, L.P ( “Operating Partnership”) entered into a Contribution Agreement with an affiliate of Sixth Street Partners, LLC (the “Investor”), in which the Operating Partnership contributed 34 wholly-owned properties located in and around Chicago (each a “Chicago Property” and collectively the “Chicago Properties”) into a joint venture with the Investor in which will be owned 35% by a wholly-owned subsidiary of the Operating Partnership and 65% by the Investor. The contribution and closing conditions of the joint venture occurred during the fourth quarter of 2024. The aggregate purchase price for the Chicago Properties is $356,641, which included the assumption by the joint venture of $56,898 of debt held by the Operating Partnership that was outstanding with Transamerica Life Insurance Company and secured by certain Chicago Properties and an additional $10,506 of debt held by the Operating Partnership outstanding with Midland National Life Insurance and secured by a single Chicago Property. Upon execution of the Contribution Agreement, the carrying amounts of the Chicago Properties were classified as "Real estate assets held for sale, net" and the corresponding carrying amount of the secured mortgages (the Transamerica Loan and the Midland National Life Insurance Mortgage) were classified "Real estate liabilities held for sale, net" on the condensed consolidated balance sheets. Upon classifying the Chicago Properties as being held for sale, the Company ceased recognizing depreciation on the Chicago Properties. Unsecured debt, net: Includes borrowings under the KeyBank line of credit and KeyBank term loans. Refer to Debt Summary in this Supplemental Information for additional details. Q2 2025 Supplemental | Glossary (Financials) Return to Index

Redeemable Non-controlling interest - Series C Preferred Units: On August 26, 2024, the Company, through its OP, issued 60,910 Non-Convertible Series C Preferred Units (“Series C Preferred Units”) at a price of $1,000 per Series C Preferred Unit, for gross proceeds of $60,910, to the Investor. Bundled with the issuance of the 60,910 Series C Units, the Operating Partnership also issued (i) a forward contract asset in which the OP will sell an addition 79,090 Series C Preferred Units at a price of $1,000 per unit for gross proceeds of $79,090 before May 23rd, 2025, and (ii) warrants that are exercisable into OP Partnership Units (see “Warrant Liability”). The gross proceeds at issuance were first allocated to the Warrants, resulting in the Company recognizing a book loss of $21 million and recording the Series C Preferred Units for a nominal amount of $0.01. On May 28, 2025, the Company, through its Operating Partnership, issued the remaining 79,090 Series C Preferred Units at a price of $1,000 per Series C Preferred Unit. Holders are entitled to receive, on a cumulative basis, (i) distributions in the form of fully paid Series C Preferred Units known as “PIK Distributions” which will be payable at the “PIK Distribution Rate” and (ii) distributions in the form of cash known as “Cash Distributions” which will be payable at the “Cash Distribution Rate.” The Cash Distribution Rate is a rate per annum equal to (a) 4.0% within the first 5 years after August 26, 2024 (the “Original Issue Date”), (b) 8.0% in the 6th and 7th years after the Original Issue Date, and (c) 12.0% starting from the 8th year after the Original Issue Date and each subsequent year thereafter. The PIK Distribution Rate is a rate per annum equal to (a) within the first 5 years after the Original Issue Date, 7.0% less the applicable Cash Distribution Rate, (b) in the 6th and 7th years after the Original Issue Date, the greater of: (i) 12.0% or (ii) SOFR plus 650 basis points less the applicable Cash Distribution Rate, and (c) from the 8th year after the Original Issue Date and each subsequent year thereafter, the greater of (i) 16.0% or (ii) SOFR plus 1,050 basis points, less the applicable Cash Distribution Rate. Both PIK and Cash Distributions are recognized within Net income (loss) attributable to non-controlling interest within our condensed consolidated statements of operation and are recognized as a deduction to FFO to derive Core FFO. Warrant liability: Represents the FMV of the warrants issued by the OP on August 26, 2024, to issue and sell to the holder the right to purchase Operating Partnership Units (“OP Units”) as of the end of the respective period. As of June 30, 2025, the associated strike price and amount of units outstanding for each tranche of warrants are as follows: The first tranche is for 4,652,347 OP Units with an adjusted strike price of $23.93 per unit The second tranche is for 3,101,565 OP Units with an adjusted strike price of $24.88 per unit The third tranche is for 4,652,347 OP Units with an adjusted strike price of $25.83 per unit The warrants provide antidilution adjustments, as well as adjustments in the strike price of the warrants to an amount equal to the issuance price per common share or OP Unit if the Company or the OP issues (or otherwise sells) any shares/units of common stock, OP Units, or equity-linked securities and if the Company or the OP reprices or amends any of its existing equity-linked securities. Such adjustments include the occurrence of stock dividends, splits or combinations, the distribution of rights, options or warrants of the Company’s common stock, distribution if shares of capital stock or other property, cash dividends and distributions, tender or exchange offers made by the Company or the Parent for shares of common stock and degressive issuances. Holders of the warrants will have the right to submit all, or any whole number of warrants that is less than all of their warrants for exercise at any time during the first 5 years after the date of issuance of the warrants. This can be extended to 7 years if the volume-weighted average price of the Common Stock for the 90 consecutive trading days ending on the 5th anniversary of the issuance date is equal to or less than the Strike Price of the warrants. Upon the exercise of any warrant, the Company at its election will settle such exercise by paying or delivering OP Units according to either a physical or cashless settlement. In the event the Company elects to deliver OP units upon settlement, the holder can elect to exchange the OP Units into common shares of the Company on a one-to-one basis, however, the Company can elect to settle these OP Units for either cash or shares of the Company’s common stock. Q2 2025 Supplemental | Glossary (Financials) Return to Index

Consolidated Statements of Operations: Gain on sale of real estate: During Q1 2025, the Company sold a single, 33,688 square foot property located in Memphis, TN for approximately $2,385, recognizing a net gain of $301. Gain on financing transaction: Gain on financing transaction for the three months ended June 30, 2025 of $827 is related to $588 of net gain related to adjustments to the fair market value of warrants and $239 of net gain related to fair market value adjustments of forward contract. There was no gain on financing transactions for the three months ended June 30, 2024. Loss in investment of unconsolidated joint ventures: Loss in investment of unconsolidated joint ventures in the amount of $7,222 represents our share of loss related to our investment in unconsolidated joint ventures for the three months ended June 30, 2025. There was no loss in investment of unconsolidated joint ventures for the three months ended June 30, 2024. Net income (loss) per share attributable to common stockholders – Basic and Diluted: Refer to the Quarterly Report on Form 10-Q for additional information. Unrealized gain (loss) from interest rate swap: Related to the mark-to-market adjustment of the Company’s de-designated interest rate swaps. Non-GAAP Measurements: Gain on sale of real estate: See definition above in the Consolidated Statements of Operations section. Gain on financing transaction: See definition above in the Consolidated Statements of Operations section. Pro forma effect of acquisitions/developments: Represents the estimated impact of wholly-owned acquisitions and development properties as if they had been acquired or stabilized on the first day of each respective quarter in which the acquisitions occurred or developments were placed in-service. We have made a number of assumptions in such estimates and there can be no assurance that we would have generated the projected levels of EBITDA had we owned the acquired properties and/or placed the development properties in-service as of the beginning of the respective periods. Recurring capital expenditures: Excludes non-recurring capital expenditures of $6,093 and $5,753 for the three months ended June 30, 2025 and 2024, respectively, and $9,996 and $8,753 for the six months ended June 30, 2025 and 2024, respectively. Redeemable Non-controlling interest - Series C Preferred Units: See definition on page 33 in the Balance Sheet section. Weighted-average common shares and units outstanding: Weighted-average common shares and units outstanding includes common stock, OP units, and restricted stock units as of June 30, 2025 and excludes 332,105 performance stock units as they are deemed to be non-participatory. Q2 2025 Supplemental | Glossary (Financials) Return to Index